Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400	Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE MONTHS ENDED OCTOBER 31, 2016

J. W. Mays, Inc. today reported its financial results for the three months ended October 31, 2016.

Revenues from Operations for the three months ended October 31, 2016 amounted to $4,782,907 compared to revenues of $4,569,061 in the comparable 2015 three-month period.

Net income from Operations for the three months ended October 31, 2016 was $462,025, or $.23 per share, compared to net income from Operations of $401,375, or $.20 per share, in the comparable 2015 three-month period.

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Dated: December 7, 2016